EXHIBIT 5.1

                      L. STEPHEN ALBRIGHT, ESQ. LETTERHEAD

                                 August 30, 2004

AUTO DATA NETWORK, INC.
5 Century Place,
Lamberts Road,
Tunbridge Wells ,
Kent, United Kingdom
TN2 3EH

Re: AUTO DATA NETWORK, INC. (THE "COMPANY")
REGISTRATION OF 498,189 SHARES OF THE COMPANY'S COMMON STOCK ON FORM SB-2, SERIES B PREFERRED STOCK

Gentlemen:

We have examined the Registration Statement on Form SB-2/A to be filed by you with the Securities and Exchange Commission ("SEC") on or about August 30, 2004 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 498,189 shares of your common stock, par value $.001 per share (the "Shares"). I understand that the Shares are to be sold by the selling shareholder to the public from time to time as described in the Registration Statement.

I have examined originals or copies of those corporate and other records and documents I considered appropriate. I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with originals of all documents submitted to me as copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of laws I considered relevant, and subject to the limitations and qualifications of this opinion, I am of the opinion that the Shares, if sold by such selling shareholders in the manner described in the Registration Statement, will be validly issued, fully paid and non- assessable.

The laws covered by this opinion is limited to the present federal law of the United States and the present Delaware General Corporation Law. I express no opinion herein concerning any laws of any other jurisdiction and no opinion regarding statutes, administration decisions, rules, regulations or requirement of any country, municipality, subdivision or local authority of any jurisdiction.

I hereby consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto.

Sincerely,



/s/ L. Stephen Albright
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L. STEPHEN ALBRIGHT, ATTORNEY AT LAW